UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2006

GAMMACAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-32835
(Commission File Number)

33-0956433
(IRS Employer Identification No.)

11 Ben Gurion St., 54100 Givat Shmuel, Israel
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 972 3 5774475

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement
ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 16, 2006, Gammacan International, Inc. (the “Corporation”), entered into an employment agreement (the "Agreement") with Patrick Schnegelsberg pursuant to which Mr. Schnegelsberg will serve as Chief Executive Officer of the Corporation, effective April 15, 2006. Mr. Schnegelsberg shall receive a salary of $200,000 and an annual bonus of up to $200,000 upon achieving certain objectives. Pursuant to a separate agreement between the Corporation and Mr. Schnegelsberg, the Corporation agreed to indemnify Mr. Schnegelsberg for substantially all liabilities he may incur as a result of his employment by or service to the Corporation. Mr. Schnegelsberg will be granted up to 1,400,000 stock options of the Corporation, pursuant to the Corporation's 2004 Stock Option Plan, adopted by the Board on August 17, 2004. Options are exercisable at an exercise price of $1.29 per share. 350,000 of the Options shall vest on the first anniversary from their date of grant, and the remaining Options shall vest in 36 equal monthly instalments thereafter.

  Prior to joining the Corporation, Mr. Schnegelsberg has been the Director of Investment Banking at Global Markets Capital Group since April 2005. From March 2004 though April 2005, Mr. Schnegelsberg was the Director of Investment Banking at Rodman & Renshaw. From March 2002 though March 2004, Mr. Schnegelsberg was a senior biotechnology analyst and portfolio manager at Mehta Partners/MP Asset Managers. From May 2000 though November 2001, Mr. Schnegelsberg was an associate at Booz Allen Hamilton. Mr. Schnegelsberg earned a Masters in Medical Sciences from Harvard Medical School in 1993 and conducted doctoral thesis work at MIT’s Whitehead Institute.. Mr . Schnegelsberg received his BA in Biochemistry & Molecular Biology in May 1989 from Clark University and was awarded High Honours in the subject and was on the Dean’s List.

On April 15, 2005, Vered Caplan resigned as Acting Chief Executive Officer of Gammacan International, Inc, effective as of that date.

On April 16, 2006, Gammacan Ltd, a subsidiary of the Corporation agreed to amend the employment agreement of Chaime Orlev, the subsidiary and the Corporation's CFO, effective April 1, 2006. The amendment to the employment agreement provides for an increase in monthly compensation to $6,500 per month.

ITEM 9.01.	Financial Statements and Exhibits.

10.01	Employment Agreement between Gammacan, Ltd. and Patrick Schnegelsberg, dated as of April 16, 2006.

10.02	Indemnity Agreement between Gammacan International, Inc. and Patrick Schnegelsberg, dated as of April 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMMACAN INTERNATIONAL, INC.

By:	/s/ Chaime Orlev
Chaime Orlev, Chief Financial Officer

Date: April 19, 2006